Exhibit 99.1

National Bank Holdings Corporation Announces

Third Quarter 2025 Financial Results

NYSE Ticker: NBHC

Denver, Colorado, October 21, 2025 - (Globe Newswire) – National Bank Holdings Corporation (the “Company” or “NBHC”) reported:

	For the quarter(1)			For the nine months ended(1)		2025 Adjusted(2)
	3Q25	2Q25	3Q24	3Q25	3Q24	QTD	YTD
Net income ($000's)	$35,285	$34,022	$33,105	$93,538	$90,631	$36,621	$94,874
Earnings per share - diluted	$0.92	$0.88	$0.86	$2.43	$2.36	$0.96	$2.47
Return on average assets	1.43%	1.38%	1.32%	1.27%	1.22%	1.48%	1.29%
Return on average tangible assets(2)	1.54%	1.49%	1.43%	1.38%	1.33%	1.60%	1.40%
Return on average equity	10.25%	10.15%	10.33%	9.30%	9.70%	10.64%	9.43%
Return on average tangible common equity(2)	14.21%	14.18%	14.84%	13.05%	14.14%	14.72%	13.23%

(1)	Ratios are annualized.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures and Reconciliations” starting on page 15.

In announcing these results, Chief Executive Officer Tim Laney shared, “We delivered quarterly earnings of $0.96 per diluted share and a return on average tangible common equity of 14.72%, adjusted for acquisition-related expenses. We maintained a strong net interest margin of 3.98% and continue to be disciplined with loan and deposit pricing. Credit quality remained solid with an improving non-performing loans ratio and five basis points of net recoveries. We continue to generate meaningful capital growth with a Common Equity Tier 1 capital ratio of 14.7% and 12.2% annualized growth in our tangible common book value per share.”

Mr. Laney added, “Our teams are well prepared to close on the pending strategic acquisition of Vista Bancshares, an organization with strong leadership that shares our commitment to improving the communities we serve. Our combined dedication to providing exceptional client service will enable us to offer differentiated and expanded banking services for clients. By deepening our presence in high growth Texas markets, we strengthen our position as a premier regional bank focused on commercial and business banking.”

Recent Announcement

As previously reported, during the third quarter, NBHC announced the execution of a definitive agreement and plan of merger, dated September 15, 2025, with Vista Bancshares, Inc., a Texas corporation and the holding company for Vista Bank (“Vista”), whereby NBHC will acquire Vista in a transaction with an aggregate transaction value of approximately $365.4 million based upon NBHC’s closing price of $37.96 on September 15, 2025. Vista operates in Dallas-Ft. Worth, Austin, and Lubbock, Texas, as well as Palm Beach, Florida. Upon completion of the transaction and on a pro forma basis, the combined company will have approximately $12.4 billion in assets and $10.4 billion in deposits. NBHC expects to close the proposed transaction in Q1 2026, subject to regulatory approval, Vista shareholder approval and other customary closing conditions.

Third Quarter 2025 Results

(All comparisons refer to the second quarter of 2025, except as noted)

Net income increased $1.3 million to $35.3 million or $0.92 per diluted share, during the third quarter of 2025. Fully taxable equivalent pre-provision net revenue increased $0.2 million to $43.6 million. The return on average tangible assets increased five basis points to 1.54%, and the return on average tangible common equity increased three basis points to 14.21%. Adjusting for $1.7 million of pre-tax acquisition-related expenses, net income increased $2.6 million, or 30.3% annualized, to $36.6 million, or $0.96 per diluted share. Adjusted, the fully taxable equivalent pre-provision net revenue totaled $45.4 million, an increase of $1.9 million or 17.5% annualized. The adjusted return on average tangible assets was 1.60%, an increase of 11 basis points, and the adjusted return on average tangible common equity was 14.72%, an increase of 54 basis points.

Net Interest Income

Fully taxable equivalent net interest income increased $0.9 million to $90.2 million due to one additional day during the third quarter. The fully taxable equivalent net interest margin widened three basis points to 3.98%, driven by a four basis point increase in earning asset yields, partially offset by a one basis point increase in the cost of funds.

Loans

Loans totaled $7.4 billion at September 30, 2025, compared to $7.5 billion. We generated quarterly loan fundings of $421.2 million, led by commercial loan fundings of $288.0 million. The third quarter’s weighted average rate on new loans at the time of origination was 6.9%, compared to a weighted average yield of 6.5% on the loan portfolio.

Asset Quality and Provision for Credit Losses

The Company recorded a provision release of $1.5 million, compared to no provision in the previous quarter. This quarter’s provision release was primarily driven by the recovery of one previously charged off credit. Annualized net recoveries totaled 0.05% of average total loans, compared to annualized net charge-offs of 0.05% in the previous quarter. Non-performing loans improved nine basis points to 0.36% of total loans at September 30, 2025, and non-performing assets improved eight basis points to 0.37% of total loans and OREO at September 30, 2025. The allowance for credit losses as a percentage of loans was 1.19% at September 30, 2025, consistent with the previous quarter.

Deposits

Average total deposits remained consistent with the prior quarter at $8.2 billion, and average transaction deposits (defined as total deposits less time deposits) remained consistent at $7.1 billion. The loan to deposit ratio totaled 87.7% at September 30, 2025, compared to 90.5%. The mix of transaction deposits to total deposits was 86.3% at September 30, 2025, compared to 87.0%.

Non-Interest Income

Non-interest income increased $3.6 million, or 21.2%, to $20.7 million during the third quarter. Unrealized gains on partnership investments increased $3.5 million, and mortgage banking income increased $0.3 million.

Non-Interest Expense

Non-interest expense totaled $67.2 million, compared to $62.9 million in the second quarter, and included $1.7 million of acquisition-related expenses and an increase in depreciation expense as a result of the recent launch of 2UniFi. Occupancy and equipment expenses increased $2.9 million primarily driven by 2UniFi’s software asset depreciation. The third quarter’s salary and benefits expense included one additional payroll day in the quarter, a $0.7 million fair value adjustment on the deferred compensation liability, and $0.1 million higher mortgage commissions as a result of increased mortgage production.

Income tax expense totaled $7.9 million, compared to $7.5 million in the previous quarter, as a result of higher pre-tax income in the third quarter. The effective tax rate was 18.2%, consistent with the second quarter.

Capital

NBHC executed $8.8 million of share buybacks in the third quarter as part of its ongoing capital strategy. Capital ratios continue to be well in excess of federal bank regulatory agency “well capitalized” thresholds. The tier 1 leverage ratio totaled 11.49%, and the common equity tier 1 capital ratio totaled 14.69% at September 30, 2025. Shareholders’ equity increased $22.4 million to $1.4 billion at September 30, 2025, primarily driven by $23.8 million of growth in retained earnings from net income after covering the quarter’s dividend, and a $4.9 million improvement in accumulated other comprehensive loss due to changes in the interest rate environment. These increases were partially offset by the impact of share buybacks.

Common book value per share increased $0.81 to $36.36 at September 30, 2025. Tangible common book value per share increased $0.81 to $27.45 driven by the quarter’s earnings after covering the quarterly dividend and a $0.13 improvement in accumulated other comprehensive loss. These increases were partially offset $0.07 by the impact of share buybacks.

Year-Over-Year Review

(All comparisons refer to the first nine months of 2024, except as noted)

Net income increased $2.9 million to $93.5 million or $2.43 per diluted share, compared to $90.6 million or $2.36 per diluted share. Adjusting for acquisition-related expenses, net income increased $4.2 million, or 6.3% annualized, to $94.9 million, or $2.47 per diluted share, for the first nine months of 2025. Fully taxable equivalent pre-provision net revenue increased $8.5 million, or 7.1%, to $129.0 million. Adjusting for non-recurring acquisition-related expenses, the fully taxable equivalent pre-provision net revenue increased $10.3 million, or 11.4% annualized, to $130.8 million. The return on average tangible assets increased five basis points to 1.38%, and the return on average tangible common equity was 13.05%, compared to 14.14%. Adjusted, the return on average tangible assets increased seven basis points to 1.40%, and the return on average tangible common equity totaled 13.23%.

Fully taxable equivalent net interest income increased $7.6 million to $268.1 million. The fully taxable equivalent net interest margin widened 15 basis points to 3.95%, driven by a 22 basis point improvement in the cost of funds, partially offset by a seven basis point decrease in earning asset yields.

Loans outstanding totaled $7.4 billion as of September 30, 2025, compared to $7.7 billion. New loan fundings over the trailing twelve months totaled $1.5 billion, led by commercial fundings of $997.3 million.

The Company recorded $8.7 million of provision expense for credit losses, compared to $4.8 million in the same period prior year. Annualized net charge-offs totaled 0.27% of average total loans, compared to 0.13% in the same period prior year. Non-performing loans improved ten basis points to 0.36% of total loans at September 30, 2025, compared to December 31, 2024, and non-performing assets improved ten basis points to 0.37% of total loans and OREO at September 30, 2025, compared to December 31, 2024. The allowance for credit losses as a percentage of loans totaled 1.19% at September 30, 2025, compared to 1.22% at December 31, 2024.

Average deposits totaled $8.2 billion, compared to $8.3 billion in the same period prior year, and average transaction deposits totaled $7.1 billion, compared to $7.3 billion in the same period prior year. The mix of transaction deposits to total deposits was 86.3% at September 30, 2025, compared to 87.6%.

Non-interest income increased $3.0 million to $53.1 million primarily due to $3.3 million of unrealized gains on partnership investments, a $0.9 million increase in the gains on sales of previously consolidated banking center properties, and a $0.7 million increase in trust income. These increases were partially offset by decreases in SBA and swap fee income.

Non-interest expense totaled $192.2 million, compared to $190.1 million in the same period prior year. Excluding $1.7 million of acquisition-related expenses primarily included within professional fees, non-interest expense totaled $190.5 million. Occupancy and equipment expense increased $2.9 million primarily driven by the depreciation of the 2UniFi software asset in connection with the recent launch of 2UniFi in the third quarter of 2025. The fully taxable equivalent efficiency ratio, excluding other intangible assets amortization and adjusted for acquisition-related expenses improved 1.82% to 57.46% compared to the same period prior year.

Income tax expense totaled $21.0 million, compared to $19.9 million in the same period prior year, as a result of higher pre-tax income in the current period. The effective tax rate was 18.3%, compared to 18.0% in the same period prior year.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, October 22, 2025. The call may also include discussion of company developments, forward-looking statements and other material information about business and financial matters. Interested parties may listen to this call by dialing (800) 330-6710 using the participant passcode of 9559561 and asking for the NBHC Q3 2025 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 85 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust and wealth management business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com, or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “adjusted return on average tangible assets,” “return on average assets,” “adjusted return on average assets,” “return on average equity,” “adjusted return on average equity,” “tangible common equity,” “return on average tangible common equity,” “adjusted return on average tangible common equity,” “tangible common book value per share,” “tangible common equity to tangible assets,” “non-interest expense excluding other intangible assets amortization, adjusted for acquisition-related expenses,” “efficiency ratio excluding other intangible assets amortization, adjusted for acquisition-related expenses,” “net income excluding the impact of other intangible assets amortization expense, after tax,” “net income excluding the impact of other intangible assets amortization expense, adjusted for acquisition-related expenses, after tax,” “net income adjusted for acquisition-related expenses, after tax,” “pre-provision net revenue,” “pre-provision net revenue, FTE,” “pre-provision net revenue, adjusted for acquisition-related expenses FTE” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these differences by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not discuss historical facts but instead relate to expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend,” “goal,” “focus,” “maintains,” “future,” “ultimately,” “likely,” “ensure,” “strategy,” “objective,” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. We have based these statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, liquidity, results of operations, business strategy and growth prospects. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements and, therefore, you are cautioned not to place undue reliance on such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: our ability to complete the acquisition of Vista when expected or at all and realize the anticipated benefits of the transaction; business and economic conditions along with external events both generally and in the financial services industry; susceptibility to credit risk and fluctuations in the value of real estate and other collateral securing a significant portion of our loan portfolio, including with regards to real estate acquired through foreclosure, and the accuracy of appraisals related to such real estate; the allowance for credit losses and fair value adjustments may be insufficient to absorb losses in our loan portfolio; our ability to maintain sufficient liquidity to meet the requirements of deposit withdrawals and other business needs; changes impacting monetary supply and the businesses of our clients and counterparties, including levels of market interest rates, inflation, currency values, monetary and fiscal policies, and the volatility of trading markets; changes in the fair value of our investment securities and the ability of companies in which we invest to commercialize their technology or product concepts; the loss of certain executive officers and key personnel; any service interruptions, cyber incidents or other breaches relating to our technology systems, security systems or infrastructure or those of our third-party providers; the occurrence of fraud or other financial crimes within our business; competition from other financial institutions and financial services providers and the effects of disintermediation within the banking business including consolidation within the industry; changes to federal government lending programs like the Small Business Administration’s Preferred Lender Program and the Federal Housing Administration’s insurance programs, including the impact of a government shutdown of such programs; impairment of our mortgage servicing rights, disruption in the secondary market for mortgage loans, declines in real estate values, or being required to repurchase mortgage loans or reimburse investors; developments in technology, such as artificial intelligence, the success of our digital growth strategy, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our clients’ expectations for convenience and security; our ability to execute our organic growth and acquisition strategies; the accuracy of projected operating results for assets and businesses we acquire as well as our ability to drive organic loan growth to replace loans in our existing portfolio with comparable loans as loans are paid down; changes to federal, state and local laws and regulations along with executive orders applicable to our business, including tax laws; our ability to comply with and manage costs related to extensive government regulation and supervision, including current and future regulations affecting bank holding companies and depository institutions; the application of any increased assessment rates imposed by the Federal Deposit Insurance Corporation; claims or legal action brought against us by third parties or government agencies; and other factors, risks, trends and uncertainties described elsewhere in our other filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts:

Analysts/Institutional Investors:

Emily Gooden, Chief Accounting Officer and Investor Relations Director, (720) 554-6640, ir@nationalbankholdings.com

Nicole Van Denabeele, Chief Financial Officer, (720) 529-3370, ir@nationalbankholdings.com

Media:

Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Total interest and dividend income	$132,238	$131,220	$138,003	$393,421	$402,182
Total interest expense	44,038	43,811	50,350	131,121	146,925
Net interest income	88,200	87,409	87,653	262,300	255,257
Taxable equivalent adjustment	1,985	1,912	1,816	5,807	5,220
Net interest income FTE(1)	90,185	89,321	89,469	268,107	260,477
Provision (release) expense for credit losses	(1,500)	—	2,000	8,700	4,776
Net interest income after provision for credit losses FTE(1)	91,685	89,321	87,469	259,407	255,701
Non-interest income:
Service charges	4,340	4,127	4,912	12,585	13,598
Bank card fees	4,505	4,732	4,832	13,431	14,292
Mortgage banking income	2,895	2,547	2,981	8,757	8,932
Other non-interest income	8,951	5,660	5,664	18,360	13,290
Total non-interest income	20,691	17,066	18,389	53,133	50,112
Non-interest expense:
Salaries and benefits	37,779	37,746	37,331	109,887	110,784
Occupancy and equipment	12,383	9,436	9,697	32,656	29,758
Professional fees	3,249	1,680	2,111	6,352	5,463
Data processing	4,751	4,452	4,398	13,604	12,581
Other non-interest expense	7,138	7,670	8,648	23,825	25,523
Other intangible assets amortization	1,946	1,947	1,977	5,870	5,962
Total non-interest expense	67,246	62,931	64,162	192,194	190,071

Income before income taxes FTE(1)	45,130	43,456	41,696	120,346	115,742
Taxable equivalent adjustment	1,985	1,912	1,816	5,807	5,220
Income before income taxes	43,145	41,544	39,880	114,539	110,522
Income tax expense	7,860	7,522	6,775	21,001	19,891
Net income	$35,285	$34,022	$33,105	$93,538	$90,631
Earnings per share - basic	$0.92	$0.89	$0.86	$2.44	$2.37
Earnings per share - diluted	0.92	0.88	0.86	2.43	2.36
Common stock dividend	0.30	0.30	0.28	0.89	0.83

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	September 30, 2025	June 30, 2025	December 31, 2024	September 30, 2024
ASSETS
Cash and cash equivalents	$555,560	$296,483	$127,848	$180,796
Investment securities available-for-sale	612,719	631,947	527,547	708,987
Investment securities held-to-maturity	689,486	717,232	533,108	538,157
Other securities	80,526	81,124	76,462	72,353
Loans	7,429,501	7,486,918	7,751,143	7,714,495
Allowance for credit losses	(88,280)	(88,893)	(94,455)	(95,047)
Loans, net	7,341,221	7,398,025	7,656,688	7,619,448
Loans held for sale	22,252	20,784	24,495	16,765
Other real estate owned	658	291	662	1,432
Premises and equipment, net	211,436	209,414	196,773	191,889
Goodwill	306,043	306,043	306,043	306,043
Intangible assets, net	50,331	52,496	58,432	60,390
Other assets	282,454	284,890	299,635	297,023
Total assets	$10,152,686	$9,998,729	$9,807,693	$9,993,283
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,255,495	$2,168,574	$2,213,685	$2,268,801
Interest bearing demand deposits	1,223,602	1,240,698	1,411,860	1,407,667
Savings and money market	3,832,460	3,785,951	3,592,312	3,768,211
Total transaction deposits	7,311,557	7,195,223	7,217,857	7,444,679
Time deposits	1,160,123	1,074,261	1,020,036	1,052,449
Total deposits	8,471,680	8,269,484	8,237,893	8,497,128
Securities sold under agreements to repurchase	21,303	18,513	18,895	19,517
Long-term debt	54,743	54,385	54,511	54,433
Federal Home Loan Bank advances	—	185,000	50,000	—
Other liabilities	230,031	118,851	141,319	130,208
Total liabilities	8,777,757	8,646,233	8,502,618	8,701,286
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,169,982	1,167,719	1,167,431	1,164,395
Retained earnings	568,276	544,428	508,864	491,849
Treasury stock	(312,873)	(304,254)	(301,694)	(302,277)
Accumulated other comprehensive loss, net of tax	(50,971)	(55,912)	(70,041)	(62,485)
Total shareholders' equity	1,374,929	1,352,496	1,305,075	1,291,997
Total liabilities and shareholders' equity	$10,152,686	$9,998,729	$9,807,693	$9,993,283
SHARE DATA
Average basic shares outstanding	37,911,643	38,075,896	38,327,964	38,277,042
Average diluted shares outstanding	38,034,473	38,151,810	38,565,164	38,495,091
Ending shares outstanding	37,815,589	38,045,622	38,054,482	37,988,364
Common book value per share	$36.36	$35.55	$34.29	$34.01
Tangible common book value per share(1) (non-GAAP)	27.45	26.64	25.28	24.91
CAPITAL RATIOS
Average equity to average assets	13.94%	13.62%	13.10%	12.80%
Tangible common equity to tangible assets(1)	10.57%	10.49%	10.16%	9.81%
Tier 1 leverage ratio	11.49%	11.18%	10.69%	10.44%
Common equity tier 1 risk-based capital ratio	14.69%	14.17%	13.20%	12.88%
Tier 1 risk-based capital ratio	14.69%	14.17%	13.20%	12.88%
Total risk-based capital ratio	16.63%	16.07%	15.11%	14.79%

(1)	Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures and Reconciliations” starting on page 15.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			September 30, 2025		September 30, 2025
			vs. June 30, 2025		vs. September 30, 2024
	September 30, 2025	June 30, 2025	% Change	September 30, 2024	% Change
Originated:
Commercial:
Commercial and industrial	$1,877,645	$1,829,984	2.6%	$1,894,830	(0.9)%
Municipal and non-profit	1,189,677	1,125,330	5.7%	1,096,843	8.5%
Owner-occupied commercial real estate	986,868	1,051,964	(6.2)%	949,330	4.0%
Food and agribusiness	211,940	213,254	(0.6)%	257,743	(17.8)%
Total commercial	4,266,130	4,220,532	1.1%	4,198,746	1.6%
Commercial real estate non-owner occupied	1,069,815	1,118,730	(4.4)%	1,113,796	(3.9)%
Residential real estate	914,168	915,213	(0.1)%	933,644	(2.1)%
Consumer	12,757	12,050	5.9%	13,600	(6.2)%
Total originated	6,262,870	6,266,525	(0.1)%	6,259,786	0.0%

Acquired:
Commercial:
Commercial and industrial	95,015	100,545	(5.5)%	116,683	(18.6)%
Municipal and non-profit	259	265	(2.3)%	282	(8.2)%
Owner-occupied commercial real estate	189,408	188,745	0.4%	221,928	(14.7)%
Food and agribusiness	29,506	31,693	(6.9)%	43,733	(32.5)%
Total commercial	314,188	321,248	(2.2)%	382,626	(17.9)%
Commercial real estate non-owner occupied	570,062	601,890	(5.3)%	720,384	(20.9)%
Residential real estate	282,026	296,795	(5.0)%	349,916	(19.4)%
Consumer	355	460	(22.8)%	1,783	(80.1)%
Total acquired	1,166,631	1,220,393	(4.4)%	1,454,709	(19.8)%
Total loans	$7,429,501	$7,486,918	(0.8)%	$7,714,495	(3.7)%

Loan Fundings(1)

	Third quarter	Second quarter	First quarter	Fourth quarter	Third quarter
	2025	2025	2025	2024	2024
Commercial:
Commercial and industrial	$159,250	$133,402	$108,594	$146,600	$93,711
Municipal and non-profit	81,418	34,393	12,506	49,175	35,677
Owner occupied commercial real estate	42,362	47,233	37,762	117,850	70,517
Food and agribusiness	5,015	4,576	1,338	15,796	19,205
Total commercial	288,045	219,604	160,200	329,421	219,110
Commercial real estate non-owner occupied	81,136	56,770	65,254	119,132	91,809
Residential real estate	49,877	44,470	29,300	30,750	47,322
Consumer	2,142	1,823	970	726	1,010
Total	$421,200	$322,667	$255,724	$480,029	$359,251

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net (paydowns) fundings under revolving lines of credit were ($1,591), $15,490, $21,752, $64,375 and $16,302 for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,213,268	$103,600	6.62%	$6,289,154	$102,399	6.53%	$6,251,827	$108,403	6.90%
Acquired loans	1,183,171	18,151	6.09%	1,262,933	19,397	6.16%	1,487,002	22,660	6.06%
Loans held for sale	21,964	366	6.61%	21,115	354	6.72%	18,078	319	7.02%
Investment securities available-for-sale	693,173	4,679	2.70%	701,920	4,661	2.66%	790,268	5,132	2.60%
Investment securities held-to-maturity	705,927	5,313	3.01%	713,178	5,173	2.90%	548,120	2,344	1.71%
Other securities	32,461	409	5.04%	30,560	466	6.10%	26,213	405	6.18%
Interest earning deposits	149,867	1,705	4.51%	57,634	682	4.75%	70,946	556	3.12%
Total interest earning assets FTE(2)	$8,999,831	$134,223	5.92%	$9,076,494	$133,132	5.88%	$9,192,454	$139,819	6.05%
Cash and due from banks	$78,598			$79,131			$86,887
Other assets	806,872			807,802			777,758
Allowance for credit losses	(88,787)			(90,292)			(96,369)
Total assets	$9,796,514			$9,873,135			$9,960,730
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$4,929,785	$33,095	2.66%	$4,986,119	$32,758	2.64%	$5,134,650	$40,146	3.11%
Time deposits	1,111,958	9,791	3.49%	1,062,481	9,087	3.43%	1,039,563	9,220	3.53%
Federal Home Loan Bank advances	33,682	391	4.61%	93,676	1,170	5.01%	32,641	460	5.61%
Other borrowings(3)	34,429	242	2.79%	41,300	278	2.70%	17,146	5	0.12%
Long-term debt	54,471	519	3.78%	54,574	518	3.81%	54,383	519	3.80%
Total interest bearing liabilities	$6,164,325	$44,038	2.83%	$6,238,150	$43,811	2.82%	$6,278,383	$50,350	3.19%
Demand deposits	$2,150,330			$2,152,899			$2,226,807
Other liabilities	116,548			137,319			180,667
Total liabilities	8,431,203			8,528,368			8,685,857
Shareholders' equity	1,365,311			1,344,767			1,274,873
Total liabilities and shareholders' equity	$9,796,514			$9,873,135			$9,960,730
Net interest income FTE(2)		$90,185			$89,321			$89,469
Interest rate spread FTE(2)			3.09%			3.06%			2.86%
Net interest earning assets	$2,835,506			$2,838,344			$2,914,071
Net interest margin FTE(2)			3.98%			3.95%			3.87%
Average transaction deposits	$7,080,115			$7,139,018			$7,361,457
Average total deposits	8,192,073			8,201,499			8,401,020
Ratio of average interest earning assets to average interest bearing liabilities	146.00%			145.50%			146.41%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,985, $1,912 and $1,816 for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively.

(3)	Other borrowings includes securities sold under agreements to repurchase and cash collateral received from counterparties in connection with derivative swap agreements.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the nine months ended September 30, 2025			For the nine months ended September 30, 2024
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,279,001	$308,220	6.56%	$6,124,757	$311,112	6.79%
Acquired loans	1,265,326	57,095	6.03%	1,546,482	70,413	6.08%
Loans held for sale	20,953	1,069	6.82%	15,661	862	7.35%
Investment securities available-for-sale	703,442	13,957	2.65%	781,454	14,336	2.45%
Investment securities held-to-maturity	685,278	14,606	2.84%	563,975	7,277	1.72%
Other securities	31,473	1,355	5.74%	28,771	1,398	6.48%
Interest earning deposits	85,608	2,926	4.57%	84,920	2,004	3.15%
Total interest earning assets FTE(2)	$9,071,081	$399,228	5.88%	$9,146,020	$407,402	5.95%
Cash and due from banks	$78,327			$96,510
Other assets	803,544			768,521
Allowance for credit losses	(91,499)			(97,327)
Total assets	$9,861,453			$9,913,724
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$4,980,629	$98,364	2.64%	$5,064,386	$116,240	3.07%
Time deposits	1,070,419	27,634	3.45%	1,015,081	25,340	3.33%
Federal Home Loan Bank advances	77,900	2,666	4.58%	89,918	3,774	5.61%
Other borrowings(3)	41,944	902	2.88%	17,839	16	0.12%
Long-term debt	54,528	1,555	3.81%	54,307	1,555	3.82%
Total interest bearing liabilities	$6,225,420	$131,121	2.82%	$6,241,531	$146,925	3.14%
Demand deposits	$2,166,671			$2,253,986
Other liabilities	124,546			170,005
Total liabilities	8,516,637			8,665,522
Shareholders' equity	1,344,816			1,248,202
Total liabilities and shareholders' equity	$9,861,453			$9,913,724
Net interest income FTE(2)		$268,107			$260,477
Interest rate spread FTE(2)			3.06%			2.81%
Net interest earning assets	$2,845,661			$2,904,489
Net interest margin FTE(2)			3.95%			3.80%
Average transaction deposits	$7,147,300			$7,318,372
Average total deposits	8,217,719			8,333,453
Ratio of average interest earning assets to average interest bearing liabilities	145.71%			146.53%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $5,807 and $5,220 for the nine months ended September 30, 2025 and September 30, 2024, respectively.

(3)	Other borrowings includes securities sold under agreements to repurchase and cash collateral received from counterparties in connection with derivative swap agreements.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	September 30, 2025	June 30, 2025	September 30, 2024
Beginning allowance for credit losses	$88,893	$90,192	$96,457
Charge-offs	(1,617)	(1,158)	(3,505)
Recoveries	2,504	170	95
Provision (release) expense for credit losses	(1,500)	(311)	2,000
Ending allowance for credit losses ("ACL")	$88,280	$88,893	$95,047
Ratio of annualized net (recoveries) charge-offs to average total loans during the period	(0.05)%	0.05%	0.18%
Ratio of ACL to total loans outstanding at period end	1.19%	1.19%	1.23%
Ratio of ACL to total non-performing loans at period end	330.45%	266.66%	403.68%
Total loans	$7,429,501	$7,486,918	$7,714,495
Average total loans during the period	7,376,685	7,530,783	7,714,765
Total non-performing loans	26,715	33,336	23,545

Past Due and Non-accrual Loans

	September 30, 2025	June 30, 2025	September 30, 2024
Loans 30-89 days past due and still accruing interest	$14,288	$13,923	$31,253
Loans 90 days past due and still accruing interest	12,120	7,315	9,509
Non-accrual loans	26,715	33,336	23,545
Total past due and non-accrual loans	$53,123	$54,574	$64,307
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.52%	0.54%	0.43%

Asset Quality Data

	September 30, 2025	June 30, 2025	September 30, 2024
Non-performing loans	$26,715	$33,336	$23,545
OREO	658	291	1,432
Total non-performing assets	$27,373	$33,627	$24,977
Total non-performing loans to total loans	0.36%	0.45%	0.31%
Total non-performing assets to total loans and OREO	0.37%	0.45%	0.32%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024

Return on average assets	1.43%	1.38%	1.32%	1.27%	1.22%
Return on average tangible assets(2)	1.54%	1.49%	1.43%	1.38%	1.33%
Return on average tangible assets, adjusted(2)	1.60%	1.49%	1.43%	1.40%	1.33%
Return on average equity	10.25%	10.15%	10.33%	9.30%	9.70%
Return on average tangible common equity(2)	14.21%	14.18%	14.84%	13.05%	14.14%
Return on average tangible common equity, adjusted(2)	14.72%	14.18%	14.84%	13.23%	14.14%
Loan to deposit ratio (end of period)	87.70%	90.54%	90.79%	87.70%	90.79%
Non-interest bearing deposits to total deposits (end of period)	26.62%	26.22%	26.70%	26.62%	26.70%
Net interest margin(3)	3.89%	3.86%	3.79%	3.87%	3.73%
Net interest margin FTE(2)(3)	3.98%	3.95%	3.87%	3.95%	3.80%
Interest rate spread FTE(2)(4)	3.09%	3.06%	2.86%	3.06%	2.81%
Yield on earning assets(5)	5.83%	5.80%	5.97%	5.80%	5.87%
Yield on earning assets FTE(2)(5)	5.92%	5.88%	6.05%	5.88%	5.95%
Cost of funds	2.10%	2.09%	2.36%	2.09%	2.31%
Cost of deposits	2.08%	2.05%	2.34%	2.05%	2.27%
Non-interest income to total revenue FTE(2)(6)	18.66%	16.04%	17.05%	16.54%	16.13%
Efficiency ratio	61.76%	60.24%	60.51%	60.93%	62.24%
Efficiency ratio excluding other intangible assets amortization and adjusted for acquisition-related expenses FTE(2)	57.32%	57.32%	57.65%	57.46%	59.28%
Pre-provision net revenue	$41,645	$41,544	$41,880	$123,239	$115,298
Pre-provision net revenue FTE(2)	43,630	43,456	43,696	129,046	120,518
Pre-provision net revenue, adjusted for acquisition-related expenses FTE(2)	45,374	43,456	43,696	130,790	120,518

Total Loans Asset Quality Data(7)(8)
Non-performing loans to total loans	0.36%	0.45%	0.31%	0.36%	0.31%
Non-performing assets to total loans and OREO	0.37%	0.45%	0.32%	0.37%	0.32%
Allowance for credit losses to total loans	1.19%	1.19%	1.23%	1..19%	1.23%
Allowance for credit losses to non-performing loans	330.45%	266.66%	403.68%	330.45%	403.68%
Net (recoveries) charge-offs to average loans	(0.05)%	0.05%	0.18%	0.27%	0.13%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See “Non-GAAP Financial Measures and Reconciliations” starting on page 15.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)

Interest rate spread represents the difference between the weighted average yield on interest earning assets, including FTE income, and the weighted average cost of interest bearing liabilities. Ratio represents a non-GAAP financial measure.

(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-interest income to total revenue represents non-interest income divided by the sum of net interest income FTE and non-interest income.
(7)	Non-performing loans consist of non-accruing loans.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	September 30, 2025	June 30, 2025	December 31, 2024	September 30, 2024
Total shareholders' equity	$1,374,929	$1,352,496	$1,305,075	$1,291,997
Less: goodwill and other intangible assets, net	(350,907)	(352,854)	(356,777)	(358,754)
Add: deferred tax liability related to goodwill	13,844	13,741	13,535	13,203
Tangible common equity (non-GAAP)	$1,037,866	$1,013,383	$961,833	$946,446

Total assets	$10,152,686	$9,998,729	$9,807,693	$9,993,283
Less: goodwill and other intangible assets, net	(350,907)	(352,854)	(356,777)	(358,754)
Add: deferred tax liability related to goodwill	13,844	13,741	13,535	13,203
Tangible assets (non-GAAP)	$9,815,623	$9,659,616	$9,464,451	$9,647,732

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	13.54%	13.53%	13.31%	12.93%
Less: impact of goodwill and other intangible assets, net	(2.97)%	(3.04)%	(3.15)%	(3.12)%
Tangible common equity to tangible assets (non-GAAP)	10.57%	10.49%	10.16%	9.81%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$1,037,866	$1,013,383	$961,833	$946,446
Divided by: ending shares outstanding	37,815,589	38,045,622	38,054,482	37,988,364
Tangible common book value per share (non-GAAP)	$27.45	$26.64	$25.28	$24.91

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Net income	$35,285	$34,022	$33,105	$93,538	$90,631
Add: adjustments, after tax (non-GAAP)(1)	1,336	—	—	1,336	—
Net income adjusted for acquisition-related expenses, after tax (non-GAAP)(1)	$36,621	$34,022	$33,105	$94,874	$90,631

Net income	$35,285	$34,022	$33,105	$93,538	$90,631
Add: impact of other intangible assets amortization expense, after tax	1,491	1,492	1,517	4,497	4,575
Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$36,776	$35,514	$34,622	$98,035	$95,206

Net income excluding the impact of other intangible assets amortization expense, after tax	$36,776	$35,514	$34,622	$98,035	$95,206
Add: adjustments, after tax (non-GAAP)(1)	1,336	—	—	1,336	—
Net income excluding the impact of other intangible assets amortization expense, adjusted for acquisition-related expenses, after tax (non-GAAP)(1)	$38,112	$35,514	$34,622	$99,371	$95,206

Average assets	$9,796,514	$9,873,135	$9,960,730	$9,861,453	$9,913,724
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(338,294)	(340,330)	(346,757)	(340,231)	(348,717)
Average tangible assets (non-GAAP)	$9,458,220	$9,532,805	$9,613,973	$9,521,222	$9,565,007

Average shareholders' equity	$1,365,311	$1,344,767	$1,274,873	$1,344,816	$1,248,202
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(338,294)	(340,330)	(346,757)	(340,231)	(348,717)
Average tangible common equity (non-GAAP)	$1,027,017	$1,004,437	$928,116	$1,004,585	$899,485

Return on average assets	1.43%	1.38%	1.32%	1.27%	1.22%
Adjusted return on average assets (non-GAAP)	1.48%	1.38%	1.32%	1.29%	1.22%
Return on average tangible assets (non-GAAP)	1.54%	1.49%	1.43%	1.38%	1.33%
Adjusted return on average tangible assets (non-GAAP)	1.60%	1.49%	1.43%	1.40%	1.33%
Return on average equity	10.25%	10.15%	10.33%	9.30%	9.70%
Adjusted return on average equity (non-GAAP)	10.64%	10.15%	10.33%	9.43%	9.70%
Return on average tangible common equity (non-GAAP)	14.21%	14.18%	14.84%	13.05%	14.14%
Adjusted return on average tangible common equity (non-GAAP)	14.72%	14.18%	14.84%	13.23%	14.14%

(1) Adjustments:
Acquisition-related expenses	$1,744	$—	$—	$1,744	$—
Tax benefit impact	(408)	—	—	(408)	—
Total adjustments, after tax (non-GAAP)	$1,336	$—	$—	$1,336	$—

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Interest income	$132,238	$131,220	$138,003	$393,421	$402,182
Add: impact of taxable equivalent adjustment	1,985	1,912	1,816	5,807	5,220
Interest income FTE (non-GAAP)	$134,223	$133,132	$139,819	$399,228	$407,402

Net interest income	$88,200	$87,409	$87,653	$262,300	$255,257
Add: impact of taxable equivalent adjustment	1,985	1,912	1,816	5,807	5,220
Net interest income FTE (non-GAAP)	$90,185	$89,321	$89,469	$268,107	$260,477

Average earning assets	$8,999,831	$9,076,494	$9,192,454	$9,071,081	$9,146,020
Yield on earning assets	5.83%	5.80%	5.97%	5.80%	5.87%
Yield on earning assets FTE (non-GAAP)	5.92%	5.88%	6.05%	5.88%	5.95%
Net interest margin	3.89%	3.86%	3.79%	3.87%	3.73%
Net interest margin FTE (non-GAAP)	3.98%	3.95%	3.87%	3.95%	3.80%

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Net interest income	$88,200	$87,409	$87,653	$262,300	$255,257
Add: impact of taxable equivalent adjustment	1,985	1,912	1,816	5,807	5,220
Net interest income FTE (non-GAAP)	$90,185	$89,321	$89,469	$268,107	$260,477

Non-interest income	$20,691	$17,066	$18,389	$53,133	$50,112

Non-interest expense	$67,246	$62,931	$64,162	$192,194	$190,071
Less: other intangible assets amortization	(1,946)	(1,947)	(1,977)	(5,870)	(5,962)
Less: acquisition-related expenses (non-GAAP)	(1,744)	—	—	(1,744)	—
Non-interest expense excluding other intangible assets amortization, adjusted for acquisition-related expenses (non-GAAP)	$63,556	$60,984	$62,185	$184,580	$184,109

Efficiency ratio	61.76%	60.24%	60.51%	60.93%	62.24%
Efficiency ratio excluding other intangible assets amortization and acquisition-related expenses FTE (non-GAAP)	57.32%	57.32%	57.65%	57.46%	59.28%
Pre-provision net revenue (non-GAAP)	$41,645	$41,544	$41,880	$123,239	$115,298
Pre-provision net revenue, FTE (non-GAAP)	43,630	43,456	43,696	129,046	120,518
Pre-provision net revenue, adjusted for acquisition-related expenses FTE (non-GAAP)	45,374	43,456	43,696	130,790	120,518

Adjusted Net Income and Adjusted Earnings Per Share

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Adjustments to net income:
Net income	$35,285	$34,022	$33,105	$93,538	$90,631
Add: acquisition-related adjustments, after tax (non-GAAP)	1,336	—	—	1,336	—
Adjusted net income (non-GAAP)	$36,621	$34,022	$33,105	$94,874	$90,631

Adjustments to earnings per share:
Earnings per share diluted	$0.92	$0.88	$0.86	$2.43	$2.36
Add: acquisition-related adjustments, after tax (non-GAAP)	0.04	—	—	0.04	—
Adjusted earnings per share - diluted (non-GAAP)	$0.96	$0.88	$0.86	$2.47	$2.36